Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”) is made and entered into as of November 5, 2013, by and among Office Depot, Inc., a Delaware corporation (“Office Depot”), Dogwood Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of Office Depot (“Merger Sub Two”), Dogwood Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Office Depot (“Merger Sub Three”), Mapleby Holdings Merger Corporation, a Delaware corporation and a wholly owned direct subsidiary of OfficeMax (“Mapleby Holdco”), Mapleby Merger Corporation, a Delaware corporation and a wholly owned direct subsidiary of Mapleby Holdco (“Merger Sub One”), and OfficeMax Incorporated, a Delaware corporation (“OfficeMax” and, together with Office Depot, Merger Sub Two, Merger Sub Three, Mapleby Holdco and Merger Sub One, the “Original Parties”), and amends the Agreement and Plan of Merger, dated as of February 20, 2013 (the “Agreement”), by and among the Original Parties. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

WITNESSETH:

WHEREAS, the Board of Directors of Office Depot and the Board of Directors of OfficeMax have determined that this Amendment, whereby the Agreement will be amended to modify the structure for the proposed merger of equals and modify the form of bylaws for the combined company following the merger, is advisable and in the best interests of their respective corporations and their respective stockholders; and

WHEREAS, the Original Parties desire to enter into this Amendment to amend the Agreement pursuant to Section 8.3 of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment, the Original Parties, each intending to be legally bound, agree as follows:

1. Amendment to Index of Defined Terms; Certain References.

(a) The Index of Defined Terms of the Agreement is hereby amended by deleting each of the following defined terms and the corresponding page number references: “Certificate of Conversion,” “Conversion Effective Time,” “DLLCA,” “LLC Conversion,” “Merger Sub Three,” “OfficeMax Converted LLC,” “OfficeMax Surviving LLC,” “Third Certificate of Merger,” “Third Effective Time” and “Third Merger.”

(b) All references in the Agreement to “OfficeMax Converted LLC” and “OfficeMax Surviving LLC” shall be replaced with “OfficeMax Surviving Corporation” and “Mapleby Holdco Surviving Corporation”, respectively.

2. Amendment to Preamble and Recitals.

(a) The first paragraph on page 1 of the Agreement is hereby amended by deleting the fourth parenthetical in its entirety.

(b) The last parenthetical of the first paragraph on page 1 of the Agreement is hereby amended and restated to read as follows:

“(“OfficeMax” and, together with Office Depot, Merger Sub Two, Mapleby Holdco and Merger Sub One, the “parties”)”

(c) The sixth Whereas clause of the Agreement is hereby amended and restated to read as follows:

“WHEREAS, the parties intend that the First Merger (as defined below) and the Second Merger (as defined below) will each constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder (the “Treasury Regulations”), and that this Agreement be, and be hereby adopted as, a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations thereunder; and”

3. Amendment to Section 1.1.

(a) Section 1.1(b) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

(b) The first parenthetical in Section 1.1(c) of the Agreement is hereby amended and restated to read as follows:

“(the “Second Merger” and, together with the First Merger, the “Transactions”)”

(c) Section 1.1(d) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

4. Amendment to Section 1.2.

(a) Section 1.2(b) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

(b) The first sentence of Section 1.2(c) of the Agreement is hereby amended and restated to read as follows:

Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date following the filing of the First Certificate of Merger, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger for the Second Merger, executed in accordance with the relevant provisions of the DGCL (the “Second Certificate of Merger” and, collectively with the First Certificate of Merger, the “Delaware Filings”) and shall make all other filings or recordings required under the DGCL in connection with the Second Merger.

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(c) Section 1.2(d) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

5. Amendment to Section 1.3. Sections 1.3(b) and 1.3(d) of the Agreement are hereby deleted in their entirety and each replaced with “[RESERVED]”.

6. Amendment to Section 1.4. Sections 1.4(b) and 1.4(d) of the Agreement are hereby deleted in their entirety and each replaced with “[RESERVED]”.

7. Amendment to Section 2.2. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

8. Amendment to Section 2.7. Section 2.7 of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

9. Amendment to Section 3.1.

(a) The first and second sentences of Section 3.1 of the Agreement are hereby amended and restated to read as follows:

“Each of Office Depot and Merger Sub Two is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Office Depot and Merger Sub Two is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Office Depot.”

(b) The sixth sentence of Section 3.1 of the Agreement is hereby deleted in its entirety.

(c) The seventh sentence of Section 3.1 of the Agreement is hereby amended and restated to read as follows:

“Office Depot has furnished to OfficeMax a complete and correct copy of the Office Depot Charter, the Office Depot Bylaws and the certificate of incorporation and bylaws of Merger Sub Two as they exist on the date of this Agreement.”

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10. Amendment to Section 3.3. The first three sentences of Section 3.3 of the Agreement are hereby amended and restated to read as follows:

“Each of Office Depot and Merger Sub Two has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to (i) receipt of the Office Depot Stockholder Approval and (ii) adoption of this Agreement by Office Depot in its capacity as sole stockholder of Merger Sub Two with respect to the Second Merger, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Office Depot and Merger Sub Two have been duly authorized by all necessary corporate action on the part of each of Office Depot and Merger Sub Two, subject to (A) receipt of the Office Depot Stockholder Approval and (B) adoption of this Agreement by Office Depot in its capacity as sole stockholder of Merger Sub Two with respect to the Second Merger. This Agreement has been duly executed and delivered by each of Office Depot and Merger Sub Two, and, assuming due authorization, execution and delivery by OfficeMax, Mapleby Holdco and Merger Sub One, constitutes the legal, valid and binding obligation of each of Office Depot and Merger Sub Two enforceable against each of them in accordance with its terms.”

11. Amendment to Section 3.4.

(a) The heading to Section 3.4 of the Agreement is hereby amended and restated to read as follows:

“Capitalization of Office Depot and Merger Sub Two.”

(b) The last two sentences of Section 3.4(b) of the Agreement are hereby deleted in their entirety.

12. Amendment to Section 3.5.

(a) The first three lines of the text of Section 3.5 of the Agreement are hereby amended and restated to read as follows:

“Neither the execution and delivery of this Agreement by Office Depot or Merger Sub Two nor the consummation of the Transactions or the Bylaw Amendment will:”

(b) Section 3.5(a) of the Agreement is hereby amended and restated to read as follows:

“conflict with, or result in a breach of any provision of, the Office Depot Charter or the Office Depot Bylaws or the certificate of incorporation or bylaws of Merger Sub Two, subject to (i) receipt of the Office Depot Stockholder Approval and (ii) adoption of this Agreement by Office Depot in its capacity as sole stockholder of Merger Sub Two with respect to the Second Merger;”

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(c) Section 3.5(d) of the Agreement is hereby amended by deleting the phrase “and (C) approval of this Agreement by Office Depot as the sole member of Merger Sub Three with respect to the Third Merger” and inserting the word “and” between subclauses (i)(A) and (i)(B) of Section 3.5(d) of the Agreement.

13. Amendment to Section 3.15. Section 3.15 of the Agreement is hereby amended and restated to read as follows:

“Neither Office Depot nor any of its affiliates has taken or agreed to take any action, has failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance, that would be reasonably likely to prevent or impede the First Merger or the Second Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.”

14. Amendment to Section 3.24.

(a) The heading to Section 3.24 of the Agreement is hereby amended by deleting the phrase “and Merger Sub Three”.

(b) Section 3.24(b) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED]”.

15. Amendment to Section 4.1. The first sentence of Section 4.1 of the Agreement is hereby amended by deleting the phrase “or limited liability company”.

16. Amendment to Section 4.3. The first three sentences of Section 4.3 of the Agreement are hereby amended and restated to read as follows:

“Each of OfficeMax, Mapleby Holdco and Merger Sub One has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to (i) receipt of the OfficeMax Stockholder Approval, (ii) adoption of this Agreement by Mapleby Holdco in its capacity as sole stockholder of Merger Sub One with respect to the First Merger and (iii) adoption of this Agreement by OfficeMax in its capacity as sole stockholder of Mapleby Holdco with respect to the Second Merger, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by each of OfficeMax, Mapleby Holdco and Merger Sub One have been duly authorized by all necessary corporate action on the part of OfficeMax, Mapleby Holdco and Merger Sub One, subject to (A) receipt of the OfficeMax Stockholder Approval, (B) adoption of this Agreement by Mapleby Holdco in its capacity as sole stockholder of Merger Sub One with respect to the First Merger and (C) adoption of this Agreement by OfficeMax in its capacity as sole stockholder of Mapleby Holdco with respect to the Second Merger. This Agreement has been duly executed and delivered by each of OfficeMax, Mapleby Holdco and Merger Sub One and, assuming due authorization, execution and delivery by Office Depot and Merger Sub Two, constitutes the legal, valid and binding obligation of each of OfficeMax, Mapleby Holdco and Merger Sub One enforceable against each of them in accordance with its terms.”

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17. Amendment to Section 4.5.

(a) Section 4.5(a) of the Agreement is hereby amended by deleting the phrase “and (iv) approval by Mapleby Holdco in its capacity as sole stockholder of OfficeMax with respect to the LLC conversion” and inserting the word “and” between clauses (ii) and (iii) of Section 4.5(a) of the Agreement.

(b) Section 4.5(d) of the Agreement is hereby amended by deleting the phrase “and (D) approval by Mapleby Holdco in its capacity as sole stockholder of OfficeMax with respect to the LLC Conversion” and inserting the word “and” between subclauses (i)(B) and (i)(C) of Section 4.5(d) of the Agreement.

18. Amendment to Section 4.15. Section 4.15 of the Agreement is hereby amended and restated to read as follows:

“Neither OfficeMax nor any of its affiliates has taken or agreed to take any action, has failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance, that would be reasonably likely to prevent or impede the First Merger or the Second Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.”

19. Amendment to Section 5.5.

(a) The first sentence of Section 5.5 of the Agreement is hereby amended and restated to read as follows:

“Each of the parties shall, and shall cause each of its respective subsidiaries to, use its reasonable best efforts to cause each of the First Merger and the Second Merger to constitute a “reorganization” under Section 368(a) of the Code and to cooperate with one another in obtaining an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to OfficeMax (“OfficeMax’s Counsel”), as provided for in Section 7.2(d), and an opinion from Simpson Thacher & Bartlett LLP, counsel to Office Depot (“Office Depot’s Counsel”), as provided for in Section 7.3(d).”

(b) The last sentence of Section 5.5 of the Agreement is hereby amended and restated to read as follows:

“None of the parties and none of their subsidiaries shall take or fail to take any action which action (or failure to act) would reasonably be expected to cause either the First Merger or the Second Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code.”

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20. Amendment to Section 5.9(a). Subclause (a)(ii) of Section 5.9(a) of the Agreement is hereby amended by deleting the phrase “or Merger Sub Three” and inserting the word “or” between “Office Depot” and “Merger Sub Two”.

21. Amendment to Section 6.1(e). Section 6.1(e) of the Agreement is hereby amended by deleting the phrase “or Merger Sub Three” and inserting the word “or” between “any of its Significant Subsidiaries” and “Merger Sub Two” in Section 6.1(e) of the Agreement.

22. Amendment to Section 6.4. The last sentence of Section 6.4 of the Agreement is hereby deleted in its entirety.

23. Amendment to Section 7.2.

(a) Section 7.2(b) of the Agreement is hereby amended by deleting the phrase “and Merger Sub Three” and inserting the word “and” between “Office Depot” and “Merger Sub Two” in Section 7.2(b) of the Agreement.

(b) Section 7.2(d) of the Agreement is hereby amended and restated to read as follows:

“OfficeMax shall have received a written tax opinion from OfficeMax’s Counsel, in form and substance reasonably satisfactory to OfficeMax, dated as of the Closing Date, to the effect that, on the basis of certain facts, representations and assumptions set forth or referred to in such opinion, each of the First Merger and the Second Merger will qualify for United States federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Code.”

24. Amendment to Section 7.3.

(a) The heading to Section 7.3 of the Agreement is hereby amended and restated to read as follows:

“Conditions to Obligations of Office Depot and Merger Sub Two.”

(b) The first three lines of the text of Section 7.3 of the Agreement are hereby amended and restated to read as follows:

“The obligations of Office Depot and Merger Sub Two to consummate the Transactions shall be subject to the satisfaction of the following conditions unless waived by Office Depot:”

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(c) Section 7.3(d) of the Agreement is hereby amended and restated to read as follows:

“Office Depot shall have received a written tax opinion from Office Depot’s Counsel, in form and substance reasonably satisfactory to Office Depot, dated as of the Closing Date, to the effect that, on the basis of certain facts, representations and assumptions set forth or referred to in such opinion, each of the First Merger and the Second Merger will qualify for United States federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Code.”

25. Amendment to Section 8.4. The second parenthetical of Section 8.4 of the Agreement is hereby amended and restated to read as follows:

“(with respect to Office Depot and Merger Sub Two)”

26. Amendment to Section 9.2(a). Section 9.2(a) of the Agreement is hereby amended by replacing the phrase “if to Office Depot, Merger Sub Two or Merger Sub Three” with “if to Office Depot or Merger Sub Two”.

27. Amendment to Section 9.11. The first sentence of Section 9.11 of the Agreement is hereby amended and restated to read as follows:

“Neither this Agreement nor any of the rights, interests or obligations arising under this Agreement shall be directly or indirectly assigned, delegated sublicensed or transferred by any of the parties (whether by operation of law or otherwise), in whole or in part, to any other Person (including any bankruptcy trustee) without the prior written consent of the other parties; provided that until the second business day preceding the Closing, Office Depot may cause Merger Sub Two to assign all of its rights, interests and obligations arising under this Agreement to another newly formed, wholly owned subsidiary of Office Depot with substantially identical ownership, capitalization and organizational documents, which subsidiary shall be substituted for Merger Sub Two for all purposes hereunder, and OfficeMax may cause Mapleby Holdco or Merger Sub One to assign all of such Person’s rights, interests and obligations arising under this Agreement to another newly formed, wholly owned subsidiary of OfficeMax with substantially identical ownership, capitalization and organizational documents, which subsidiary shall be substituted for Mapleby Holdco or Merger Sub One, as the case may be, for all purposes hereunder.”

28. Amendment to Exhibit C. Exhibit C to the Merger Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto (the “Amended and Restated Exhibit C”). The Amended and Restated Exhibit C shall supersede any inconsistent provisions in the Agreement and, from and after the Second Effective Time, shall exclusively govern the matters set forth therein.

29. Effectiveness; Waiver. This Amendment shall be effective as of the date first written above following the execution of this Amendment by the Original Parties. Any reference in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment, and any reference in the Office Depot Disclosure Schedule and the OfficeMax Disclosure Schedule to “the Agreement” shall refer to the Agreement as amended by this Amendment. Except as expressly provided in this Amendment, all references in the Agreement, the Office Depot Disclosure Schedule and the OfficeMax Disclosure Schedule to

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“the date hereof” and “the date of this Agreement” shall refer to February 20, 2013. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Original Parties hereto under the Agreement.

30. Counterparts. This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment. The Original Parties may execute more than one copy of this Amendment, each of which shall constitute an original. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

31. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

32. Other Miscellaneous Terms. The provisions of Sections 9.3(a), 9.6 and 9.9 shall apply mutatis mutandis to this Amendment.

33. Full Force and Effect. Except as specifically amended herein, the Original Parties hereby acknowledge and agree that all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects.

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IN WITNESS WHEREOF, the Original Parties have executed this Amendment as of the date first written above.

OFFICE DEPOT, INC.

By:	/s/ Neil R. Austrian
Name: Neil R. Austrian

Title:	Chairman and Chief Executive
Officer

DOGWOOD MERGER SUB INC.

By:	/s/ Michael D. Newman
Name: Michael D. Newman
Title: President

DOGWOOD MERGER SUB LLC

By:	/s/ Michael D. Newman
Name: Michael D. Newman
Title: President

MAPLEBY HOLDINGS MERGER CORPORATION

By:	/s/ Matthew R. Broad
Name: Matthew R. Broad
Title: President

MAPLEBY MERGER CORPORATION

By:	/s/ Matthew R. Broad
Name: Matthew R. Broad
Title: President

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Name: Matthew R. Broad

Title:	Executive Vice President and General
Counsel

[Signature Page to First Amendment to Agreement and Plan of Merger]

EXHIBIT A

FORM OF

AMENDED AND RESTATED BYLAWS

OF

OFFICE DEPOT, INC.,

A DELAWARE CORPORATION

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation shall be located at the corporation’s principal place of business in the State of Delaware or at the office of the person or entity then acting as the corporation’s registered agent in Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by resolution of the Board of Directors.

Section 2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and the conduct of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such place and time on such day, other than a legal holiday, as the Chief Executive Officer of the corporation (or, if applicable, as the Co-Chief Executive Officers of the corporation) in each such year determines; provided, that if the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) do not act, the Board of Directors shall determine the place, time and date of such meeting.

Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

(a) A special meeting of stockholders may be called at any time by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) or, if directed by resolution of the Board of Directors, the Secretary.

(b) A special meeting of stockholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 25% of the outstanding common stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). A Special Meeting Request to the Secretary shall be signed by each stockholder requesting the special meeting (each, a “Requesting Stockholder”) and shall be accompanied by a notice setting forth the information required by Section 14(a)(2)(A)-(D) of this Bylaw, as if such Section were applicable to Special Meeting Requests. Requesting Stockholders who collectively hold at least the Requisite Percentage on the date the Special Meeting Request is submitted to the Secretary must (i)

continue to hold at least the number of shares of common stock set forth in the Special Meeting Request with respect to each such Requesting Stockholder through the date of the special meeting and (ii) submit a written certification (an “Ownership Certification”) confirming the continuation of such holdings on the business day immediately preceding the special meeting, which Ownership Certification shall include the information required by Section 14(a)(2)(A) of this Bylaw as of the date of such special meeting with respect to each such Requesting Stockholder.

(c) A special meeting called pursuant to Section 2(a) or Section 2(b) of this Bylaw shall be held at such date, time and place as may be fixed by the Board of Directors in accordance with these Bylaws; provided, however, that the date of any special meeting called pursuant to Section 2(b) of this Bylaw shall not be more than 90 days after a Special Meeting Request that satisfies the requirements of this Section 2 is received by the Secretary. The day, place and hour of such special meeting shall be set forth in the notice of special meeting. If a valid Special Meeting Request is received by the Secretary subsequent to a valid Special Meeting Request and before the date of the corresponding special meeting of shareholders, all items of business contained in such Special Meeting Requests may be presented at one special meeting.

(d) Notwithstanding the foregoing provisions of this Section 2, a special meeting requested by stockholders pursuant to Section 2(b) of this Bylaw shall not be held if (i) the Special Meeting Request does not comply with this Section 2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an annual or special meeting of stockholders that included a substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business; (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law; or (vii) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the 12-month period before the Special Meeting Request was received by the Secretary. For purposes of this Section 2(d), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(e) Any Requesting Stockholder may revoke such stockholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following any such revocation, there are outstanding un-revoked requests from stockholders holding less than the Requisite Percentage in accordance with this Section 2, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, or if the Ownership Certification does not satisfy the requirements set forth in Section 2(b) of this Bylaw, the corporation need not present such business for a vote at such special meeting.

(f) Business conducted at a special meeting requested by stockholders pursuant to Section 2(b) of this Bylaw shall be limited to the matters described in the applicable Special Meeting Request; provided that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any such special meeting requested by stockholders.

Section 3. Place of Meetings. Annual and special meetings may be held at such place as the Board of Directors may determine.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either (a) personally or by mail, by or at the direction of the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation or (b) by a form of electronic transmission, including electronic mail, in the manner provided in and to the extent permitted by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Nothing in these Bylaws shall preclude the stockholders from waiving notice as provided in Article IV hereof. Any previously scheduled annual meeting of the stockholders may be postponed, and any previously scheduled special meeting of the stockholders may be postponed or cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 5. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any such meeting. Only stockholders as of the record date are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponement meeting.

Section 6. Quorum. The holders of a majority of the issued and outstanding shares of common stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time. When a quorum is once present to commence a meeting of stockholders, it shall not be broken by the subsequent withdrawal of the stockholders or their proxies.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present or represented, the corporation may transact any business which might have been transacted at the original meeting. Notwithstanding the foregoing, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of Article II hereof, but such notice may be waived as provided in Article IV hereof.

Section 8. Voting by Stockholders on Matters Other Than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the Delaware General Corporation Law, the certificate of incorporation of the corporation (the “Certificate of Incorporation”) or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at a meeting of stockholders at which a quorum is present. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange, the requirements of Rule 16b-3 under the Exchange Act, or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), including Code Section 162(m), in each case for which no higher voting requirement is specified by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or such Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

Section 9. Voting by Stockholders in the Election of Directors. Each director to be elected by the stockholders shall be elected by a majority of the votes cast at any meeting held for the purpose of the election of directors at which a quorum is present, subject to the following provisions:

(a) Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the Board of Directors, which resignation shall be irrevocable. Thereafter, the Board of Directors shall decide, through a process managed by the Corporate Governance and Nominating Committee (and excluding the nominee in question from all Board of Directors and Committee deliberations), whether to accept such resignation within 90 days of the date of such resignation. Absent a compelling reason for the director to remain on the Board of Directors (as determined by the Board of Directors), the Board of Directors shall accept the resignation from the director. To the extent that the Board of Directors determines that there is a compelling reason for the director to remain on the Board of Directors and does not accept the resignation, the Board of Directors’ explanation of its decision shall be disclosed promptly in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) or in a press release that is widely disseminated.

(b) Definition of “Compelling Reason”: For purposes of this policy, a “compelling reason” shall be determined by the Board of Directors (excluding the nominee in question from all Board of Directors and Committee deliberations) and could include, by way of example and without limitation, situations in which a director nominee was the target of a “vote no” or “withhold” campaign on what the Board of Directors believes to be an illegitimate or inappropriate basis or if the resignation would cause the corporation to be in violation of its constituent documents or regulatory requirements.

(c) Consequences of the Board of Directors’ Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the Board of Directors, then such director shall immediately cease to be a member of the Board of Directors upon the date of action taken by the Board of Directors to accept such resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation or removal.

(d) Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.

(e) Filling Vacancies: If an incumbent director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a non-incumbent nominee for director is not elected, the Board of Directors, may, subject to the provisions of Article VI of these Bylaws, fill any resulting vacancy pursuant to the provisions of Article III, Section 4 of these Bylaws, or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 2 of these Bylaws.

(f) Nominees to Agree in Writing to Abide by this Bylaw: To be eligible for election as a director of the corporation, each nominee (including incumbent directors and nominees proposed by stockholders in accordance with Article II, Section 14 of these Bylaws) must agree in writing in advance to comply with the requirements of this Section 9 of Article II of these Bylaws.

(g) Majority Vote Defined: For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes “cast” shall include votes to withhold authority and votes “against” and “no” votes but shall exclude abstentions with respect to a director’s election or with respect to the election of directors in general.

(h) Vote Standard in Contested Elections: Notwithstanding anything to the contrary contained in this Article II, Section 9 of these Bylaws, in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary (i) as of the close of the applicable notice of nomination period set forth in Article II, Section 14 of these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance with said Bylaws or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with said Bylaws; provided, that the determination that an election is a contested election by the Secretary pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

Section 10. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation and subject to Article VIII, Section 3 of these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy specifically provides for a longer period. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest sufficient in law to support an irrevocable power and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 12. Action by Written Consent.

(a) General. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, or the corporation’s principal place(s) of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until received at the registered office. All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting of stockholders.

(b) Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 12(a) of this Bylaw, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 12(a) of this Bylaw represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Effectiveness of Action by Written Consent. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.

(d) Notice of Action by Written Consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were recorded.

(e) Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Only stockholders as of the record date are entitled to consent to corporate action in writing without a meeting. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Bylaw). If no record date has been fixed by the Board of Directors, pursuant to this Bylaw or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place(s) of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 13. Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least 10 days before each meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. For a period of 10 days prior to such meeting, such list shall be kept at the principal place(s) of business of the corporation or at the office of the transfer agent or registrar of the corporation and such other places, if any, as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

Section 14. Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the corporation’s stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors, including pursuant to the corporation’s notice of meeting, or (B) by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting (including any adjournment or postponement thereof), (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination; this clause (B) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 14(a)(1)(B) of this Bylaw, the stockholder must have given timely notice in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting except that with regard to the corporation’s annual meeting of stockholders to be held during calendar year 2013, to be timely (and notwithstanding anything to the contrary contained in this Section 14(a)(2)), a stockholder’s notice of nominations must be delivered to the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. (Eastern time) on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to this Section 14(a)(2) or Section 14(b) of this Bylaw) to the Secretary must:

(A) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation,

(4) any short interest in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the annual meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article II, Section 15 of these Bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 14(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors, including pursuant to the corporation’s notice of meeting, (2) pursuant to Section 2 of this Bylaw, or (3) by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting (including any adjournment or postponement thereof), and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 14(a)(2) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 15 of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or this Bylaw, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in this Bylaw to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 14(a)(1)(B) or Section 14(b) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or this Bylaw.

Section 15. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 14 of these Bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the corporation, and shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

Section 16. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date, shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. Only stockholders as of the record date are entitled to receive such payments, distributions or other allotments or exercise such rights or take such other lawful action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number, Election and Term of Office. Subject to the provisions of Article VI of these Bylaws, the number of directors which shall constitute the Board of Directors shall be established from time to time by a vote of a majority of the entire Board of Directors; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office. The Board of Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman (or, if applicable, the Co-Chairmen) of the Board, Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) or the Secretary. Except as provided in Article II, Section 9(a) of these Bylaws, the acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies. Subject to the provisions of Article VI of these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director chosen by any class or classes of stock or series thereof shall hold office until the next election of the class for which such directors have been chosen and until their successors shall be elected and qualified.

Section 5. Annual Meetings of Board of Directors. The annual meeting of each newly elected Board of Directors shall be held without other notice than this Bylaw as soon as practicable after the annual meeting of stockholders at such location as is convenient and established by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers).

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held at such location as is convenient and without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called (i) by the Chairman (or, if applicable, the Co-Chairmen) of the Board or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) on at least 24 hours prior notice to each director, either personally, by telephone, by mail, by telegraph, by telecopy or by e-mail or (ii) upon the request of at least three directors, by the Secretary on at least 72 hours’ prior notice. If notice of less than three days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail, facsimile, telegraph or e-mail. If mailed, the notice shall be given when deposited in the United States mail, postage pre-paid. Nothing herein contained shall preclude the directors from waiving notice as provided in Article IV hereof.

Section 7. Chairman of the Board; Lead Director. Subject to the provisions of Article VI of these Bylaws, the Chairman (or, if applicable, the Co-Chairmen) of the Board shall be appointed by resolution of the Board of Directors and shall preside at all meetings of the Board of Directors and stockholders. Subject to the provisions of Article VI of these Bylaws, if the offices of the Chief Executive Officer and Chairman are not separate or if the Chairman is not considered by the Board of Directors to be an independent director, the independent directors will elect one of their number to serve as Lead Director. The Lead Director (or, if applicable, the Co-Lead Directors), if any, will chair meetings of independent directors, will facilitate communications between other members of the Board of Directors and the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) and the Chairman (or, if applicable, the Co-Chairmen), and will assume other duties which the independent directors as a whole may designate from time to time.

Section 8. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation or these Bylaws. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these Bylaws, by the Certificate of Incorporation or by a resolution of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Emergency Management Committee. If as a result of a catastrophe or other emergency condition a quorum of any committee of the Board of Directors having power to act in the premises cannot readily be convened and a quorum of the Board of Directors cannot readily be convened, then all the powers and duties of the Board of Directors shall automatically vest and continue, until a quorum of the Board of Directors can be convened, in the Emergency Management Committee, which shall consist of all readily available members of the Board of Directors (provided that during the Specified Post-Merger Period, such committee shall consist of an equal number of readily available Continuing Office Depot Directors and Continuing OfficeMax Directors) and two of whose members shall constitute a quorum. The Emergency Management Committee shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling any vacancies on the Board of Directors and its committees and taking such other action as may be appropriate, subject to the provisions of Article VI of these Bylaws.

Section 10. Other Committees of the Board. Subject to the provisions of Article VI of these Bylaws, the corporation shall have an Audit Committee, consisting of at least three independent directors of the corporation, a Compensation Committee, consisting of at least two independent directors of the corporation who have never been employees or officers of the corporation (except that employment or service as an Interim Office Depot CEO or an Interim OfficeMax CEO, as the case may be, shall not disqualify a director from being independent following the time such director was employed or served as an Interim Office Depot CEO or an Interim OfficeMax CEO, as the case may be), and a Corporate Governance and Nominating Committee, consisting of at least three independent directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate other committees, and each such other committee shall, subject to the provisions of Article VI of these Bylaws, consist of two or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of a committee; provided, however, that during the Specified Post-Merger Period (as defined in Article VI of these Bylaws), one or more Continuing Office Depot Directors (as defined in Article VI of these Bylaws) shall be designated as alternates for any absent or disqualified members of any committee who are Continuing Office Depot Directors, and one or more Continuing OfficeMax Directors (as defined in Article VI of these Bylaws) shall be designated as alternates for any absent or disqualified members of any committee who are Continuing OfficeMax Directors. Subject to the provisions of Article VI of these Bylaws, such committee or committees (including the members thereof) shall serve at the pleasure of the Board of Directors and have such name or names and have as many members as may be determined from time to time by resolution adopted by the Board of Directors. Any member of the Board of Directors may participate in the meetings of any such committee, subject to the approval of the chairman of such committee. The Board of Directors shall adopt a charter for each committee it designates (other than special committees), and each committee shall assess the adequacy of such charter annually and recommend any changes to the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 11. Limitations on Committee Powers. No committee of the Board of Directors, acting without concurrence of the entire Board, shall have power or authority to:

(a) amend the Certificate of Incorporation or recommend the same to the stockholders;

(b) adopt an agreement of merger or consolidation or recommend the same to the stockholders;

(c) recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets;

(d) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution;

(e) amend or repeal these Bylaws;

(f) unless expressly so provided by resolution of the Board of Directors, (i) declare a dividend; or (ii) authorize the issuance of shares of the corporation of any class; and

(g) amend, alter, or repeal any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered or repealed by any committee or, as applicable, a certain committee.

Section 12. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 10 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member; provided, however, that during the Specified Post-Merger Period, one or more Continuing Office Depot Directors shall be appointed as alternates for any absent or disqualified members of such committee who are Continuing Office Depot Directors, and one or more Continuing OfficeMax Directors shall be appointed as alternates for any absent or disqualified members of such committee who are Continuing OfficeMax Directors.

Section 13. Use of Communications Equipment in Conducting Meetings. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 14. Action Without a Meeting by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 15. Compensation. The Board of Directors shall have the authority to fix the compensation of directors by written resolution. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

Section 16. Books and Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the corporation.

ARTICLE IV

WAIVER OF NOTICE

Whenever a notice is required to be given by any provision of law, by these Bylaws, or by the Certificate of Incorporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. Number and Authority. Subject to the provisions of Article VI of these Bylaws, the Board of Directors of the corporation shall from time to time elect from its membership a Chairman of the Board, who may also be the Chief Executive Officer or any other officer of the corporation. The officers of the corporation shall consist of at least the following: (1) a Chief Executive Officer or, if the Successor CEO Designation (as defined in Article VI of these Bylaws) has not occurred, two Co-Chief Executive Officers until the due appointment of the Successor CEO (as defined in Article VI of these Bylaws) in accordance with the provisions of Article VI of these Bylaws, (2) a Chief Financial Officer, (3) a Secretary and (4) a Treasurer.

The Board of Directors may appoint such other officers and agents, including but not limited to, a President, a Chief Operating Officer, one or more Presidents of Divisions or Business Groups, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable. Subject to the provisions of Article VI of these Bylaws, pursuant to Section 10 of this Article V, the Board of Directors may delegate to the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) the right to appoint such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and agents, as the Chief Executive Officer (or, if applicable, as the Co-Chief Executive Officers) shall deem appropriate and necessary from to time.

Any number of offices may be held by the same person, except that neither the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) nor any President shall also hold the office of either Treasurer or Secretary. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the business and affairs of the corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers).

Section 2. Election and Term of Office. The officers of the corporation (other than those appointed by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) pursuant to Section 10 of this Bylaw) shall be elected at least once annually by the Board of Directors, and each such officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors (or by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) pursuant to Section 10 of this Bylaw).

Section 3. Removal. All officers and agents shall hold office at the pleasure of the Board of Directors, and any officer or agent elected or appointed by the Board of Directors (or appointed by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) pursuant to Section 10 of this Bylaw) may, subject to the provisions of Article VI of these Bylaws, be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Officers and agents appointed by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) pursuant to Section 10 of this Bylaw may be removed at any time by the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) for cause or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Subject to the provisions of Article VI of these Bylaws, any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by resolution of the Board of Directors.

Section 5. Compensation. Compensation of all officers and agents (other than the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers)) shall be fixed by or in the manner prescribed by the Compensation Committee, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation. The compensation of the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall be fixed by or in the manner prescribed by the Compensation Committee, but such compensation shall be subject to the approval of a majority of the independent directors of the Board of Directors.

Section 6. Chairman of the Board. The Chairman (or, if applicable, the Co-Chairmen) of the Board shall preside at all meetings of the directors, or (a) if the offices of the Chairman of the Board and Lead Director are separate, the Chairman may delegate such duties to the Lead Director or (b) if the offices of the Chief Executive Officer and Chairman of the Board are separate, the Chairman may delegate such duties to the Chief Executive Officer. The Chairman (or, if applicable, the Co-Chairmen) of the Board shall perform such other duties as are required of him by the Board of Directors and shall have no other duties except such as are delegated to him by the Board of Directors. At any time at which there are Co-Chairmen of the Board, any action to be taken by the Co-Chairmen shall be taken jointly by such Co-Chairmen.

Section 7. Chief Executive Officer. Subject to the provisions of Article VI of these Bylaws, the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) of the corporation shall have the general charge of the business and affairs of the corporation and shall oversee the management of the business of the corporation. In the absence of the Chairman (or, if applicable, the Co-Chairmen) of the Board, or if designated to do so by the Board of Directors, the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall preside at all meetings of the stockholders and of the directors and shall exercise the other powers and perform the other duties of the Chairman (or, if applicable, the Co-Chairmen) of the Board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed. The Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall see to it that all resolutions and orders of the Board of Directors are carried into effect, and the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall have full power of delegation in so doing. The Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall have such other powers and perform such other duties as the Board of Directors or these Bylaws may, from time to time, prescribe. The Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) shall have the power to execute any and all instruments and documents on behalf of the corporation and to delegate to any other officer of the corporation the power to execute any and all such instruments and documents. At any time at which there are Co-Chief Executive Officers of the corporation, any action to be taken by the Co-Chief Executive Officers shall be taken jointly by such Co-Chief Executive Officers.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and its committees and all meetings of the stockholders and shall record all the proceedings of the meetings in a book or books to be kept for that purpose; he or she shall see that all notices required to be given by these Bylaws or by law are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be the custodian of the records and of the corporate seal or seals of the corporation; he or she shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when so affixed it may be attested by his or her signature; and in general, he or she shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) may from time to time prescribe.

Section 9. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the corporation in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He or she shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; he or she shall render to the Chairman (or, if applicable, the Co-Chairmen) of the Board and to each member of the Board of Directors, whenever requested, an account of the Treasurer’s actions and of the financial condition of the corporation. The Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and have such other powers and perform such other duties as the Board of Directors may, from time to time, prescribe. In the event the corporation shall fail to have a Treasurer at any time, then the duties of the Treasurer may be assumed and performed by the Chief Financial Officer and delegated by him to one or more assistant Treasurers.

Section 10. Other Officers, Assistant Officers and Agents. The Board of Directors may also elect or may delegate to the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) the power to appoint such other officers, assistant officers and agents, as it may at any time or from time to time deem advisable, and any officers, assistant officers and agents so elected or appointed shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers) may from time to time prescribe.

Section 11. Reservation of Authority. All other powers not expressly delegated or provided for herein, or in the Delaware General Corporation Law to any officer, are expressly reserved to the Board of Directors and may be delegated by it to any officer by resolution adopted from time to time by the Board of Directors.

ARTICLE VI

CERTAIN GOVERNANCE MATTERS

Section 1. Definitions.

(a) “Appointment Date” shall have the meaning set forth in Section 3(b) of this Bylaw.

(b) “Cessation Date” shall mean the date of the death, resignation, removal, disqualification or other cessation of service of either of the Co-Chief Executive Officer that is the Office Depot CEO or the Co-Chief Executive Officer that is the OfficeMax CEO.

(c) “Closing” shall mean the consummation of the merger transactions contemplated by the Merger Agreement.

(d) “Continuing Office Depot Directors” shall mean (i) the directors as of the Closing who were designated by the corporation pursuant to Section 1.5(b) of the Merger Agreement (including any such director who may serve as an Interim Office Depot CEO) and (ii) any director who takes office after the Closing who is designated by the Continuing Office Depot Directors Committee pursuant to Section 2(d) of this Bylaw; provided, however, that each Continuing Office Depot Director shall be “independent” (as defined in the rules and regulations governing the requirements of companies listing on the New York Stock Exchange) with respect to the corporation, except that employment or service as an Interim Office Depot CEO shall not disqualify a director from being a Continuing Office Depot Director either during or following the time such director was employed or served as an Interim Office Depot CEO.

(e) “Continuing Office Depot Directors Committee” shall mean the committee established by Section 2(d) of this Bylaw.

(f) “Continuing OfficeMax Directors” shall mean (i) the directors as of the Closing who were designated by OfficeMax pursuant to Section 1.5(b) of the Merger Agreement (including any such director who may serve as an Interim OfficeMax CEO) and (ii) any director who takes office after the Closing who is designated by the Continuing OfficeMax Directors Committee pursuant to Section 2(e) of this Bylaw; provided, however, that each Continuing OfficeMax Director shall be “independent” (as defined in the rules and regulations governing the requirements of companies listing on the New York Stock Exchange) with respect to the corporation, except that employment or service as an Interim OfficeMax CEO shall not disqualify a director from being a Continuing OfficeMax Director either during or following the time such director was employed or served as an Interim OfficeMax CEO.

(g) “Continuing OfficeMax Directors Committee” shall mean the committee established by Section 2(e) of this Bylaw.

(h) “Interim Office Depot CEO” shall have the meaning set forth in Section 5(a) of this Bylaw.

(i) “Interim OfficeMax CEO” shall have the meaning set forth in Section 5(a) of this Bylaw.

(j) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of February 20, 2013, by and among the corporation, Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax, as amended, restated or otherwise modified from time to time.

(k) “Office Depot CEO” shall mean the Chief Executive Officer of the corporation immediately prior to the Closing.

(l) “Office Depot Executive” shall mean the Office Depot CEO or any other current or former executive officer of the corporation.

(m) “OfficeMax” shall mean OfficeMax Incorporated.

(n) “OfficeMax CEO” shall mean the chief executive officer of OfficeMax immediately prior to the Closing.

(o) “OfficeMax Executive” shall mean the OfficeMax CEO or any other current or former executive officer of OfficeMax.

(p) “Remaining Co-CEO Director” shall have the meaning set forth in Section 2(b) of this Bylaw.

(q) “Rotation Date” shall have the meaning set forth in Section 3(b) of this Bylaw.

(r) “Selection Committee” shall mean the committee established by Section 5(b) of this Bylaw.

(s) “Specified Post-Merger Period” shall have the meaning set forth in Section 2(a) of this Bylaw.

(t) “Successor CEO” shall have the meaning set forth in Section 5(b) of this Bylaw.

(u) “Successor CEO Designation” shall have the meaning set forth in Section 5(b) of this Bylaw.

Section 2. Board of Directors; Appointment of Officers.

(a) From and after the Closing until the fourth anniversary of the Closing (the “Specified Post-Merger Period”), the Board of Directors shall be comprised of (i) not less than ten (10) and no more than twelve (12) directors if the Successor CEO Designation has not occurred, (ii) twelve (12) directors in the event the Successor CEO Designation has occurred and the Successor CEO is either an OfficeMax Executive or an Office Depot Executive and (iii) eleven (11) directors in the event the Successor CEO Designation has occurred and the Successor CEO is neither an OfficeMax Executive nor an Office Depot Executive.

(b) Subject to the failure of any Continuing Office Depot Director or any Continuing OfficeMax Director to be reelected to the Board of Directors in accordance with Article II of these Bylaws, during the Specified Post-Merger Period, the Board of Directors shall be composed of (i) five (5) Continuing Office Depot Directors (which shall include any Interim Office Depot CEO who is a Continuing Office Depot Director), (ii) five (5) Continuing OfficeMax Directors (which shall include any Interim OfficeMax CEO who is a Continuing OfficeMax Director), (iii) if the Successor CEO Designation has not occurred, until the Cessation Date, each of the Office Depot CEO and the OfficeMax CEO (and, if applicable following the Cessation Date, an additional director that is, if the Remaining Co-CEO Director is the OfficeMax CEO, designated by the Continuing Office Depot Directors Committee or, if the Remaining Co-CEO Director is the Office Depot CEO, designated by the Continuing OfficeMax Directors Committee, in each case in accordance with the proviso of the immediately following sentence), and (iv) if the Successor CEO Designation has occurred, (A) the Successor CEO and (B) if the Successor CEO is an OfficeMax Executive or an Office Depot Executive, an additional director that is, if the Successor CEO is an OfficeMax Executive, a Continuing Office Depot Director or, if the Successor CEO is an Office Depot Executive, a Continuing OfficeMax

Director. In the event that the Office Depot CEO and the OfficeMax CEO serve as Co-Chief Executive Officers of the corporation, each of the Co-Chief Executive Officers shall resign as director of the corporation effective as of the earlier of (x) the Appointment Date and (y) the Cessation Date; provided, however, that, in the case of clause (y), in the event that as of the Cessation Date one of the Co-Chief Executive Officers of the corporation has ceased to serve as a director of the corporation and the resignation of the other Co-Chief Executive Officer as director of the corporation is not effective for any reason (such director, the “Remaining Co-CEO Director”), the Continuing Office Depot Directors Committee (if the Remaining Co-CEO Director is the OfficeMax CEO) or the Continuing OfficeMax Directors Committee (if the Remaining Co-CEO Director is the Office Depot CEO) shall designate one (1) additional director to become a Continuing Office Depot Director or Continuing OfficeMax Director, as applicable, to serve until the effectiveness of the resignation of the Remaining Co-CEO Director.

(c) During the Specified Post-Merger Period, all vacancies on the Board of Directors created by death, resignation, removal, disqualification or other cessation of service of a Continuing Office Depot Director shall be filled by a nominee selected by the Continuing Office Depot Directors Committee and all vacancies on the Board of Directors created by such cessation of service of a Continuing OfficeMax Director shall be filled by a nominee selected by the Continuing OfficeMax Directors Committee. During the Specified Post-Merger Period, the Continuing Office Depot Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat previously held by a Continuing Office Depot Director. During the Specified Post-Merger Period, the Continuing OfficeMax Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat previously held by a Continuing OfficeMax Director.

(d) The Board of Directors shall constitute a Continuing Office Depot Directors Committee, which shall be comprised of all the Continuing Office Depot Directors. The Continuing Office Depot Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill the vacancies on the Board of Directors created by the death, resignation, removal, disqualification or other cessation of service of a Continuing Office Depot Director and (ii) nominate directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat previously held by a Continuing Office Depot Director. At the end of the Specified Post-Merger Period, the Continuing Office Depot Directors Committee shall be automatically disbanded.

(e) The Board of Directors shall constitute a Continuing OfficeMax Directors Committee, which shall be comprised of all the Continuing OfficeMax Directors. The Continuing OfficeMax Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill the vacancies on the Board of Directors created by the death, resignation, removal, disqualification or other cessation of service of a Continuing OfficeMax Director and (ii) nominate directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat previously held by a Continuing OfficeMax Director. At the end of the Specified Post-Merger Period, the Continuing OfficeMax Directors Committee shall be automatically disbanded.

(f) Each Continuing Office Depot Director and Continuing OfficeMax Director and each director nominated by the Continuing Office Depot Directors Committee or the Continuing OfficeMax Directors Committee shall be “independent” (as defined in the rules and regulations governing the requirements of companies listing on the New York Stock Exchange) with respect to the corporation; provided, however, that (i) employment or service as an Interim Office Depot CEO or Interim OfficeMax CEO, as the case may be, shall not disqualify a director from being a Continuing Office Depot Director or Continuing OfficeMax Director, as the case may be, either during or following the time such director was employed or served as an Interim Office Depot CEO or Interim OfficeMax CEO, as the case may be, and (ii) for all purposes of this Article VI, an Office Depot Executive, an OfficeMax Executive and the Successor CEO shall be deemed not to qualify as “independent” (as defined in the rules and regulations governing the requirements of companies listing on the New York Stock Exchange) with respect to the corporation.

Section 3. Chairman and Lead Director. During the Specified Post-Merger Period:

(a) if the Successor CEO Designation has not occurred, a Continuing OfficeMax Director designated by the Continuing OfficeMax Directors Committee and a Continuing Office Depot Director designated by the Continuing Office Depot Directors Committee shall serve as Co-Chairmen of the Board of Directors and Co-Lead Directors; and

(b) following such time that the Successor CEO Designation has occurred, (i) if the Successor CEO is an OfficeMax Executive, the Chairman of the Board and Lead Director shall be a Continuing Office Depot Director designated by the Continuing Office Depot Directors Committee (and if a Continuing OfficeMax Director is serving as Co-Chairman of the Board of Directors and Co-Lead Director at such time, such Continuing OfficeMax Director shall resign from such positions as of the Appointment Date), (ii) if the Successor CEO is an Office Depot Executive, the Chairman of the Board and Lead Director shall be a Continuing OfficeMax Director designated by the Continuing OfficeMax Directors Committee (and if a Continuing Office Depot Director is serving as Co-Chairman of the Board of Directors and Co-Lead Director at such time, such Continuing Office Depot Director shall resign from such positions as of the Appointment Date), and (iii) if the Successor CEO is neither an OfficeMax Executive nor an Office Depot Executive, the Chairman of the Board and Lead Director (or only the Lead Outside Director, if the Successor CEO is appointed as both Chief Executive Officer and Chairman of the Board pursuant to Article III, Section 2 of these Bylaws) shall be (A) a Continuing Office Depot Director designated by the Continuing Office Depot Directors Committee from and after the date of the appointment of the Successor CEO (the “Appointment Date”) (and if a Continuing OfficeMax Director is serving as Co-Chairman of the Board of Directors and Co-Lead Director at such time, such Continuing OfficeMax Director shall resign from such positions as of the Appointment Date) until the date that is nearest to one half of the period from the Appointment Date until the expiration of the Specified Post-Merger Period (such date, the “Rotation Date”), and (B) a Continuing OfficeMax Director designated by the Continuing OfficeMax Directors Committee from and after the Rotation Date until the expiration of the Specified Post-Merger Period.

Section 4. Composition of Committees. During the Specified Post-Merger Period, each committee of the Board of Directors shall be composed of an equal number of Continuing Office Depot Directors and Continuing OfficeMax Directors. With respect to each such committee

(other than, if applicable, the Selection Committee, which shall be subject to Section 5(b) of this Bylaw), (i) the Continuing OfficeMax Directors Committee shall designate the chairperson of the Audit Committee among the members of the Audit Committee, (ii) the Continuing Office Depot Directors Committee shall designate the chairperson of a committee (other than the Audit Committee) among the members of such committee, (iii) following the designation by the Continuing Office Depot Directors Committee pursuant to clause (ii), the Continuing OfficeMax Directors Committee shall designate the chairperson of a committee (other than the committees referred to in clauses (i) and (ii)) among the members of such committee, (iv) following the designation of the Continuing OfficeMax Directors Committee pursuant to clause (iii), the Continuing Office Depot Directors Committee shall designate the chairperson of a committee (other than the committees referred to in clauses (i), (ii) and (iii)) among the members of such committee, and (v) with respect to any additional committee of the Board of Directors, the Continuing OfficeMax Directors Committee and the Continuing Office Depot Directors Committee shall alternately designate the chairperson of a committee among the members of such committee (with the Continuing OfficeMax Directors Committee designating first following the Continuing Office Depot Directors Committee’s designation pursuant to clause (iv). During the Specified Post-Merger Period, the Audit Committee shall include a Continuing Office Depot Director and a Continuing OfficeMax Director who shall each qualify as an Audit Committee financial expert for purposes of Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act.

Section 5. Co-Chief Executive Officers; Successor CEO; Selection Committee.

(a) If the Successor CEO Designation has occurred, the Successor CEO shall be appointed to serve as the Chief Executive Officer of the corporation. If the Successor CEO Designation has not occurred, the Office Depot CEO and the OfficeMax CEO shall be appointed to serve as Co-Chief Executive Officers of the corporation until the due appointment of the Successor CEO; provided, however, that (i) upon the death, resignation, removal, disqualification or other cessation of service of the Co-Chief Executive Officer that is the Office Depot CEO (or any of his or her successors selected and appointed pursuant to this clause (i)), an individual selected by the Continuing Office Depot Directors Committee (including, if so desired, from among the Continuing Office Depot Directors) shall be appointed to serve as Co-Chief Executive Officer of the corporation (such Co-Chief Executive Officer, an “Interim Office Depot CEO”) and (ii) upon the death, resignation, removal, disqualification or other cessation of service of the Co-Chief Executive Officer that is the OfficeMax CEO (or any of his or her successors selected and appointed pursuant to this clause (ii)), an individual selected by the Continuing OfficeMax Directors Committee (including, if so desired, from among the Continuing OfficeMax Directors) shall be appointed to serve as Co-Chief Executive Officer of the corporation (such Co-Chief Executive Officer, an “Interim OfficeMax CEO”).

(b) If the Successor CEO Designation has not occurred, the Board of Directors shall constitute a Selection Committee comprised of such equal number of Continuing OfficeMax Directors (one of whom shall be a co-chairman of such committee) and Continuing Office Depot Directors (one of whom shall be a co-chairman of such committee) selected prior to the Closing in accordance with Section 1.5(d) of the Merger Agreement. The Selection Committee shall engage an independent search firm to identify and recommend Successor CEO candidates with the terms of the engagement and the search criteria to be established by the Selection Committee;

provided, however, that the Selection Committee shall cause the search firm to consider each of the Office Depot CEO and the OfficeMax CEO as potential candidates. The Selection Committee shall, working through the search firm, seek to recommend to the Board of Directors, by a majority vote of the members of the Selection Committee, an individual to serve as Chief Executive Officer of the corporation (the “Successor CEO”) as soon as practicable after the Closing (the “Successor CEO Designation”). As soon as practicable following any Successor CEO Designation, the Board of Directors shall take all actions as may be necessary to appoint the Successor CEO as the sole Chief Executive Officer of the corporation, and the Co-Chief Executive Officers of the corporation shall resign their offices as Co-Chief Executive Officers effective as of the Appointment Date. The appointment of the Successor CEO shall require the vote of a majority of the entire Board of Directors; provided, however, that the election of either an Office Depot Executive or an OfficeMax Executive as the Successor CEO shall require the affirmative vote of at least two-thirds of all of the independent directors of the Board of Directors. Upon the due appointment of the Successor CEO, the Selection Committee shall be automatically disbanded.

(c) In the event of the death, resignation, removal, disqualification or other cessation of service of the Successor CEO prior to the second anniversary of the Appointment Date, the election of either an Office Depot Executive or an OfficeMax Executive as successor to the Successor CEO shall require the affirmative vote of at least two-thirds of all of the independent directors of the Board of Directors.

(d) During the Specified Post-Merger Period, if the Successor CEO is either an Office Depot Executive or an OfficeMax Executive, the removal of the Successor CEO shall require the affirmative vote of at least two-thirds of all of the independent directors of the Board of Directors.

Section 6. Corporate Headquarters; Operation of Businesses; Brand Names; Reporting Authority.

(a) From and after the Closing, the corporation shall have dual headquarters in Boca Raton, Florida and Naperville, Illinois (which headquarters shall, for purposes of these Bylaws, be deemed to be the “principal executive offices” and “principal places of business” of the corporation) unless and until the Board of Directors shall approve new headquarters.

(b) From and after the Closing, the businesses of the corporation and its subsidiaries as conducted immediately prior to the Closing shall continue to operate under the name “Office Depot,” and the businesses of OfficeMax and its subsidiaries as conducted immediately prior to the Closing shall continue to operate under the name “OfficeMax,” unless and until the Board of Directors shall approve the name under which the combined businesses of the corporation and its subsidiaries shall operate.

(c) From and after the Closing until the Appointment Date, except as may be otherwise determined by a majority of each of the Continuing OfficeMax Directors Committee and the Continuing Office Depot Directors Committee, the Office Depot CEO shall maintain sole chief executive officer authority reporting directly to the Board of Directors for the operation of the businesses of Office Depot and its subsidiaries (other than OfficeMax and its subsidiaries) and the OfficeMax CEO shall maintain sole chief executive officer authority reporting directly to the Board of Directors for the operation of the businesses of OfficeMax and its subsidiaries.

Section 7. Amendments; Interpretation. During the Specified Post-Merger Period, the provisions of this Article VI, Section 10 of Article III and Section 12 of Article III of these Bylaws may be modified, amended or repealed, and any provision of these Bylaws or other resolution inconsistent with this Article VI, Section 10 of Article III or Section 12 of Article III of these Bylaws may be adopted, or any such modification, amendment, repeal or inconsistent provision of these Bylaws or other resolutions recommended for adoption by the stockholders of the corporation, only by an affirmative vote of at least (a) 75 per cent of the entire Board of Directors and (b) a majority of each of the Continuing OfficeMax Directors Committee and the Continuing Office Depot Directors Committee. In the event of any inconsistency between any other provision of these Bylaws and any provision of this Article VI, the provisions of this Article VI shall control.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she is or was a director, officer of the corporation (which term shall include any predecessor corporation of the corporation) or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, including service with respect to employee benefit plans (“indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement or other disposition) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Bylaw shall be a contract right that vests at the time of such person’s service to or at the request of the corporation and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

Section 2. Claims. To obtain indemnification under this Bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon such written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel (as defined below), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the 2008 Office Depot Bonus Plan for Executive Management Employees, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

For purposes of this Bylaw:

“Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Section 3. Enforcement of Claims. If a claim under Section 1 of this Bylaw is not paid in full by the corporation within 60 days after a written claim pursuant to Section 2 of this Bylaw has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made pursuant to this Section 2 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 3. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3 that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Bylaw.

Section 4. Enforceability. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 5. Rights Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any current or former director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VII and who are or were employees or agents of the corporation may be indemnified and may have their expenses paid to the extent and subject to such terms and conditions as may be authorized at any time or from time to time by the Board of Directors or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers).

Section 7. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is serving or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article VII.

Section 8. Merger or Consolidation. For purposes of this Article VII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 9. Notices. Any notice, request or other communication required or permitted to be given to the corporation under this Article VII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

ARTICLE VIII

CERTIFICATES OF STOCK

Section 1. Form. The shares of capital stock of the corporation shall be represented by certificates; provided, that the Board of Directors of the corporation may provide by a resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of capital stock in the corporation represented by certificates shall be entitled to have a certificate for shares of capital stock of the corporation signed by or in the name of the corporation by the Chairman of the Board (or, if applicable, the Co-Chairmen), the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation and registered in certificated form. Any or all such signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom certificated or uncertificated shares are issued, together with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing and, (i) if such shares are certificated, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps, or (ii) upon proper instructions from the holder of uncertificated shares. In the event of such transfer of certificated shares, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares or certificated shares to the person entitled thereto and record such transaction upon its books. Except as otherwise provided by law, the Board of Directors may make or adopt such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient, concerning the issue, transfer and registration of securities of the corporation. The Board of Directors may appoint or authorize any officer or officers to appoint, one or more transfer agents or registrars or both in connection with the transfer of any class or series of securities of the corporation.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation or to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends or other distributions, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner, and as the person to hold liable for calls and assessments. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Dividends and Distributions. The Board of Directors shall have full power and discretion pursuant to law, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument, to determine what, if any, dividends or distributions shall be declared and paid or made upon or with respect to outstanding shares of the capital stock of the corporation. Dividends may be paid in cash, bonds, property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent, or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3. Contracts. The Board of Directors may authorize any officer or officers or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. Subject to applicable laws limiting or prohibiting the corporation’s ability to make such loans, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other entity held by the corporation shall be voted by the Chairman (or, if applicable, the Co-Chairmen) of the Board or the Chief Executive Officer (or, if applicable, the Co-Chief Executive Officers), unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with or without general power of substitution.

Section 8. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Election Out of Section 203. The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware. The Bylaw amendment adopting this provision shall not be further amended by the Board of Directors of the corporation.

ARTICLE X

AMENDMENTS

Subject to the requirements of Article VI, Section 7, these Bylaws may be amended, altered, or repealed and new Bylaws adopted at any meeting of the Board of Directors by a majority vote; provided, that these Bylaws and any other Bylaws amended or adopted by the Board of Directors may be amended, may be reinstated, and new Bylaws may be adopted, by the stockholders of the corporation entitled to vote at the time for the election of directors; provided, that notice of the proposed change was given in the corporation’s notice of meeting.

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